      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998

                                                      REGISTRATION NO. 333-47887
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                       CLARION COMMERCIAL HOLDINGS, INC.

              (Exact name of Company as specified in its Charter)

                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 883-2500
               (Address of Company's principal executive offices)
                            ------------------------

                                 DANIEL HEFLIN
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 883-2500
            (Name and address of agent for service for the Company)
                            ------------------------

                                   COPIES TO:

       Robert Evans III, Esq.               Stuart H. Coleman, Esq.
        Shearman & Sterling              Stroock & Stroock & Lavan LLP
        599 Lexington Avenue                    180 Maiden Lane
      New York, New York 10022              New York, New York 10038
           (212) 848-4000                        (212) 806-5400

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form if a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THIS COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below:

SEC registration fee...............................................  $  67,850
NASD filing fee....................................................     23,500
NYSE listing fee...................................................    107,350
Directors' and Officers' insurance.................................      *
Legal fees and expenses............................................    350,000
Accounting fees and expenses.......................................      *
Blue Sky qualification fees and expenses (including counsel
  fees)............................................................      5,000
Printing and engraving fees........................................    100,000
Transfer Agent and Registrar fees..................................      3,000
Miscellaneous......................................................      *
                                                                     ---------
    Total..........................................................  $   *
                                                                     ---------
                                                                     ---------

------------------------

*   To be completed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

    On March 11, 1998, the Company received a commitment for the purchase of 1,000,000 shares of Common Stock, in the aggregate, at the initial public offering price from Daniel Heflin, Clarion Partners, LLC and Monroe Investment Corp., a private fund managed by Clarion Capital, LLC. This sale is contingent only upon, and will be consummated concurrently with, the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) thereof.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

    In addition to the commitments described in Item 32, on March 11, 1998, the Company received a commitment for the purchase of 200,000 shares of Class B common stock, in the aggregate, from Daniel Heflin and Clarion Partners, LLC in exchange for a 10% membership interest in Clarion Capital, LLC and an option to purchase the remaining 90% interest in such entity. This sale is contingent only upon, and will be consummated concurrently with, the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) thereof.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director (and any person who, while a director of the corporation, is or was serving at the request of the corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan) who is made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceedings in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of such proceeding or as otherwise ordered by a court. The law also permits the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

    The law also permits for comparable indemnification for corporate officers and agents.

    The Company's Charter provides that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

    The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

    Policies of insurance may be obtained and maintained by the Company under which its directors and officers, will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements:

    (b) Exhibits:


EXHIBIT
 NO.   EXHIBIT
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement+

  3.1  Amended and Restated Charter**

  3.2  Bylaws**

  4.1  Specimen Common Stock Certificate**

  5.1 Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (including consent)*

  8.1 Opinion of Shearman & Sterling as to certain tax matters (including consent)+

 10.1  Management Agreement between the Company and Clarion Capital, LLC+

 10.2  Agreement between Clarion Capital, LLC and Clarion Partners, LLC*

EXHIBIT
 NO.   EXHIBIT
------ --------------------------------------------------------------------------
 10.3  Employment Agreement between the Clarion Capital, LLC and Daniel Heflin+

 10.4  Form of 1998 Stock Incentive Plan+

 21.1  Subsidiaries of the Company+

 23.1  Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (to be included in
         Exhibit 5.1)*

 23.2  Consent of Shearman & Sterling (to be included in Exhibit 8.1)+

 23.3  Consent of Independent Auditors**

 24.1  Power of Attorney (included in the signature page)**


------------------------

*   To be filed by amendment.

 +  Filed herewith.

**  Previously filed.

ITEM 37.  UNDERTAKINGS.

    The Company hereby undertakes to provide to the Underwriters specified in the Underwriting Agreement at the closing, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement, relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of May, 1998.


                                CLARION COMMERCIAL HOLDINGS, INC.,
                                a Maryland corporation

                                By:  /s/ DANIEL HEFLIN
                                     -----------------------------------------
                                     Daniel Heflin
                                     Chief Executive Officer and President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 15th day of May, 1998 in the capacities indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ DANIEL HEFLIN
------------------------------  Chief Executive Officer,       May 15, 1998
        Daniel Heflin             President and Director

              *                 Executive Vice President
------------------------------    and Chairman of the          May 15, 1998
    Frank L. Sullivan, Jr.        Board

              *
------------------------------  Director                       May 15, 1998
     Stephen C. Asheroff

              *
------------------------------  Director                       May 15, 1998
       Steven N. Fayne

              *
------------------------------  Director                       May 15, 1998
       Harold E. Rosen

              *                 Vice President, Chief
------------------------------    Financial Officer and        May 15, 1998
        William Powell            Treasurer

              *
------------------------------  Vice President and             May 15, 1998
        Joanne Vitale             Secretary



* Daniel Heflin, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

      /s/ DANIEL HEFLIN
------------------------------
        Daniel Heflin
       ATTORNEY-IN-FACT

                               TABLE OF EXHIBITS


  EXHIBIT
  NUMBER                                         DESCRIPTION OF DOCUMENT                                         PAGE
-----------  ------------------------------------------------------------------------------------------------  ---------
       1.1   Form of Underwriting Agreement+.................................................................

       3.1   Amended and Restated Charter**..................................................................

       3.2   Bylaws**........................................................................................

       4.1   Specimen Common Stock Certificate**.............................................................

       5.1   Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (including consent)*....................

       8.1   Opinion of Shearman & Sterling as to certain tax matters (including consent)+...................

      10.1   Management Agreement between the Company and Clarion Capital, LLC+..............................

      10.2   Agreement between Clarion Capital, LLC and Clarion Partners, LLC*...............................

      10.3   Employment Agreement between the Clarion Capital, LLC and Daniel Heflin+........................

      10.4   Form of 1998 Stock Incentive Plan+..............................................................

      21.1   Subsidiaries of the Company+....................................................................

      23.1   Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (to be included in Exhibit 5.1)*........

      23.2   Consent of Shearman & Sterling (to be included in Exhibit 8.1)+.................................

      23.3   Consent of Independent Auditors**...............................................................

      24.1   Power of Attorney (included in the signature page)**............................................


------------------------

 *  To be filed by amendment.

 +  Filed herewith.

**  Previously filed.